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                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of FPA Medical Management, Inc. on Form S-3 (File Nos. 333-3760 and 333-2007) and on Form S-8 (File Nos. 333-00076, 333-16741 and 333-15755) of our report dated March 15, 1996, on our audits of the consolidated financial statements of Sterling Healthcare Group, Inc. as of December 31, 1995, and for the year ended December 31, 1995 and for the period from June 1, 1994 to December 31, 1994, which report is included in this Annual Report on Form 10-K/A.


/s/ COOPERS & LYBRAND LLP

Miami, Florida
April 22, 1997